Exhibit 10.2

EXECUTION VERSION

GLOBAL CASH ACCESS HOLDINGS, INC. 2005 STOCK INCENTIVE PLAN

NOTICE NON-QUALIFIED STOCK OPTION AWARD

You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan, as amended from time to time (the “Plan”), the Stock Option Award Agreement (the “Option Agreement”) attached hereto, and your Employment Agreement dated January 27, 2014 (the “Employment Agreement”), as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Date of Award	January 27, 2014

Vesting Commencement Date	The Date of Award

Exercise Price per Share	$

Total Number of Shares Subject to the Option (the “Shares”)	2,000,000

Total Exercise Price	$

Type of Option:	Non-Qualified Stock Option

Expiration Date:	The tenth anniversary of the Date of Award

Post-Termination Exercise Period:	Through the Expiration Date

Vesting Schedule:

Subject to the limitations set forth in this Notice, the Plan, the Option Agreement and the Employment Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

With respect to 1,000,000 of the Shares subject to the Option (the “Time-Vesting Shares”), 25% of such Time-Vesting Shares shall vest on the first anniversary of  the Vesting Commencement Date, and 1/48th of such Time-Vesting Shares shall vest on each monthly anniversary of the Vesting Commencement Date thereafter, so that the Time-Vesting Shares will be fully vested no later than the fourth anniversary of the Vesting Commencement Date (assuming continuous employment under the Employment Agreement).

With respect to the remaining 1,000,000 of the Shares subject to the Option (the “Price-Performance Shares”), (a) 333,333 of such Price-Performance Shares shall vest upon the conclusion of any period of thirty (30) consecutive Trading Days prior to the fourth anniversary of the Vesting Commencement Date upon which the average of the closing prices of the Company’s common stock on the New York Stock Exchange is at least twelve dollars ($12.00) per share (the “First Target Price”), (b) 333,333 of such Price-Performance Shares shall vest upon the conclusion of any period of thirty (30) consecutive Trading Days prior to the fourth anniversary of the Vesting Commencement Date upon which the average of the closing prices of the Company’s common stock on the New York Stock Exchange is at least fourteen dollars

($14.00) per share (the “Second Target Price”), and (c) 333,334 of such Price-Performance Shares shall vest upon the conclusion of any period of thirty (30) consecutive Trading Days prior to the fourth anniversary of the Vesting Commencement Date upon which the average of the closing prices of the Company’s common stock on the New York Stock Exchange is at least sixteen dollars ($16.00) per share (the “Third Target Price,” and together with the First Target Price and the Second Target Price, the “Target Prices”).  To the extent that any of the Price-Performance Shares have not vested on or prior to the fourth anniversary of the Vesting Commencement Date, the portion of the Option representing the right to purchase such unvested Price-Performance Shares shall terminate.  “Trading Day” shall mean any day upon which the Company’s common stock is traded on the New York Stock Exchange.

In the event of any merger, consolidation, reorganization, spin-off, split-up, combination, modification of securities, exchange of securities, liquidation, dissolution, share split, share dividend, or any other distribution in respect of Common Stock (including, without limitation, cash dividends), or if any other change in corporate structure or capitalization affecting the rights or value of Common Stock occurs, appropriate adjustments shall (notwithstanding anything in the Plan or Option Agreement to the contrary) promptly be made to the Target Prices, and (except in the case of ordinary recurring cash dividends, if any) the number and/or kind of securities subject to the Option and/or its exercise price, and/or in the other terms and conditions of the Option, so as to avoid dilution or enlargement of the rights of the Grantee and the value represented by the Option.

In the event of termination of the Grantee’s employment under the Employment Agreement (“Continuous Service”) for Cause (as defined in, and determined under, the Employment Agreement), the Grantee’s right to exercise the Option shall terminate on the Termination Date (as defined in the Employment Agreement), except as otherwise determined by the Administrator.

In the event that the Grantee’s Continuous Service is terminated by the Company without Cause (as defined in, and determined under, the Employment Agreement), or by the Grantee with Good Reason (as defined in and determined under, the Employment Agreement), all Shares subject to the Option award that have not previously vested shall become vested and exercisable upon such termination.

In the event of a Corporate Transaction (as defined in the Plan) or a Change in Control (as defined below), all of the Shares subject to the Option shall become vested and exercisable immediately prior to the consummation of such Corporate Transaction or Change in Control, provided that the Grantee’s Continuous Service has not terminated prior to the consummation of such Corporate Transaction or Change in Control.  For purposes of this Notice and the Option Agreement, a “Change in Control” means the occurrence of any of the following events:

(i)                                     the direct or indirect acquisition by any person or related group of persons  of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities;

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(ii)                                  a merger, consolidation, disposition of all or substantially all of the assets of the Company or similar transaction, unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own at least fifty percent (50%) of the total combined voting power of the entity or entities that succeed to the business of the Company (or the Company if it is the surviving entity in a merger or consolidation); or

(iii)                               a change in the composition of the Board (as defined in the Plan) over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors (as Defined in the Plan).

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement, in each case to the extent consistent with the terms of the Employment Agreement.  In the event of any inconsistencies between the Plan and either the Notice or the Option Agreement, the terms of the Notice and Option Agreement shall control.

Global Cash Access Holdings, Inc.
a Delaware corporation

By:	/s/ Miles Kilburn

Title:	Chairman of the Board of Directors

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY AS PROVIDED IN THIS NOTICE AND THE OPTION AND EMPLOYMENT AGREEMENTS.  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and of the Employment Agreement, and hereby accepts the Option subject to all of the applicable terms and provisions hereof and thereof.  The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option

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Agreement.  The Grantee and the Company agree that all questions of interpretation and administration relating to this Notice and the Option Agreement shall be resolved in accordance with the dispute resolution provisions of the Grantee’s employment agreement.  The Grantee further agrees to notify the Company upon any change in his residence address.

Dated:	January 27, 2014	Signed:	/s/ Ram Chary
Ram Chary

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Award Number:

GLOBAL CASH ACCESS HOLDINGS, INC. 2005 STOCK INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

1.                                      Grant of Option.  Global Cash Access Holdings, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”), the Grantee’s Employment Agreement dated January 27, 2014 (the “Employment Agreement”), and the Company’s 2005 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Capitalized terms not defined in the Option Agreement or the Notice shall have the meanings defined in the Plan.

2.                                      Exercise of Option.

(a)                                 Right to Exercise.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement.  The Option shall be subject to the provisions of Section 11 of the Plan and the Notice relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control.  The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.  In no event shall the Company issue fractional Shares.

(b)                                 Method of Exercise.  The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may reasonably be required by the Administrator.  The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator, to the Company accompanied by payment of the Exercise Price.  The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price and withholding taxes provided in Section 3(d), or the “net exercise” procedure provided in Section 3(e) below.

(c)                                  Taxes.  No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares.  Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.

(d)                                 Delivery of Option Shares.  The Company shall, upon payment in accordance with Section 2(a) above of the aggregate purchase price for the number of Shares purchased, make prompt delivery of such Shares to the Grantee and pay all original issue and transfer taxes and all other fees and expenses incident to such delivery.  All Shares delivered upon any exercise of this Option shall, when delivered, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be registered for sale, and for resale, under U.S. state and federal securities laws to the extent that other shares of the same class are then so registered or qualified and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which shares of the same class are then listed or qualified.  To the extent that Shares are not promptly delivered to the Grantee when due, the Company shall promptly make the Grantee whole for any resulting expense or loss of benefit.  The Company shall deliver cash in lieu of any fractional Share.

3.                                Method of Payment.  Payment of the Exercise Price and applicable income and employment tax withholdings shall be made by any of the following, or a combination thereof, or in any other fashion permitted by the Administrator, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law, provided further, that in all events the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a)                                 cash;

(b)                                 check;

(c)                                  surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised and any required income and employment tax withholdings;

(d)                                 payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares; (ii) remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and any required income and employment tax withholdings; and (iii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(e)                                  in the event that the exercise procedure described in Section 3(d) is for any reason not available, by having the Company withhold a number of Shares deliverable under this Option which have a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised and any required income and employment tax withholdings.

4.                                Termination or Change of Continuous Service.  In the event the Grantee’s Continuous Service terminates, other than for Cause (as determined under the Employment Agreement) , the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”).   The Post-Termination Exercise Period shall commence on the Termination Date.  In the event of termination of the Grantee’s Continuous Service for Cause (as determined under the Employment Agreement), the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”).  In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice.  In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice.  Except as otherwise provided in this Section 5 or in Section 6 or 7 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

5.                                Disability of Grantee.  In the event the Grantee’s Continuous Service terminates as a result of his or her Incapacity (as defined in, and determined under, the Employment Agreement), the unvested portion of the Time-Vesting Shares shall become fully vested on the Termination Date and shall remain exercisable until the Expiration Date.  To the extent that the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

6.                                Death of Grantee.  In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, the unvested portion of the Time-Vesting Shares shall become fully vested and shall remain exercisable until the Expiration Date.  In the event of the Grantee’s death during the Post-Termination Exercise Period, the person who acquired the right to exercise the Option pursuant to Section 7 may exercise the Option until the Expiration Date.  To the extent that the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

7.                                Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.  Following the death of the Grantee, the Option, to the extent provided in Section 6, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.  The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

8.                                Term of Option.  The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.  After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

9.                                [Intentionally Omitted].

10.                         [Intentionally Omitted].

11.                         Stop-Transfer Notices.  In order to ensure compliance with the restrictions on transfer set forth in this Option Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

12.                         Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

13.                         Tax Consequences.  Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a)                                 Exercise of Non-Qualified Stock Option.  On exercise of a Non-Qualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee’s compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b)                                 Disposition of Shares.  In the case of a Non-Qualified Stock Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

14.                         Lock-Up Agreement.

(a)                                 Agreement.  The Grantee, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during a period of up to 200 days following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter or longer period of time as the Lead Underwriter shall specify, provided, however, that such limitations shall not prevent the Grantee from exercising the Option in accordance with Section 2 prior to the Expiration Date.  The Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject to the lock-up period until the end of such period.  The Company and the Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 14.

(b)                                 No Amendment Without Consent of Underwriter.  During the period from identification of a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 15(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 14 may not be amended or waived except with the consent of the Lead Underwriter.

15.                         Entire Agreement: Governing Law.  The Notice, the Plan, this Option Agreement and any applicable employment agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

16.                         Construction.  The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

17.                         Disputes.  Any dispute arising out of or relating to the Notice, the Plan or this Option Agreement shall be determined in accordance with the dispute resolution provisions contained in the Employment Agreement.

18.                         Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given when given of as provided in the Employment Agreement.

END OF AGREEMENT

EXHIBIT A

GLOBAL CASH ACCESS HOLDINGS, INC. 2005 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Attention: Secretary

1.                                      Effective as of today,                             , the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase                        shares of the Common Stock (the “Shares”) of Global Cash Access Holdings, Inc. (the “Company”) under and pursuant to the applicable terms of the Company’s 2005 Stock Incentive Plan, as amended from time to time in accordance with its terms (the “Plan”), the Non-Qualified Stock Option Award Agreement (the “Option Agreement”), the Notice of Stock Option Award (the “Notice”) dated January 27, 2014 and the Grantee’s Employment Agreement, dated January 27, 2014, as from time to time amended in accordance with its terms (the “Employment Agreement”).  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2.                                      Representations of the Grantee.  The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their applicable terms and conditions.

3.                                      Rights as Stockholder.  Until the stock certificate evidencing such Shares is due to be issued by reason of this exercise, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, except as otherwise provided in the Option Agreement.  The Company shall issue (or cause to be issued) such stock certificate as of the date that the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the effective date that the stock certificate is due to be issued, except as provided in Section 10 of the Plan.

The Grantee shall enjoy rights as a stockholder until such time as the Grantee disposes of the Shares or the Company.

4.                                      Delivery of Payment.  The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of any of the procedures set forth in Section 3 of the Option Agreement.

5.                                      Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares.  The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

6.                                      Taxes.  The Grantee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full

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amount of such obligations or has made arrangements acceptable to the Company (which shall include any arrangements provided for in the Option Agreement) to satisfy such obligations.

7.                                      Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.                                      Construction.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9.                                      Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

10.                               Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively when given in accordance with the notice provisions in the Employment Agreement.

11.                               Further Instruments.  Upon reasonable request, each party agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

12.                               Entire Agreement.  The Notice, the Plan, the Employment Agreement, and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan, the Option Agreement, the Employment Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

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Submitted by:	Accepted by:

GRANTEE:	GLOBAL CASH ACCESS HOLDINGS, INC.

By:

Title:
Ram Chary

Address:	Address:

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